As filed with the Securities and Exchange Commission on March 3, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Property Solutions Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Delaware	6770	85-3851769
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

654 Madison Avenue, Suite 1009

New York, New York 10065

(646) 502-9845

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jordan Vogel, Co-Chief Executive Officer

Aaron Feldman, Co-Chief Executive Officer

654 Madison Avenue, Suite 1009

New York, New York 10065

(646) 502-9845

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jocelyn M. Arel, Esq. Robert S. Insolia, Esq. Daniel J. Espinoza, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 Tel: (617) 570-1000 Fax: (617) 523-1231	David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 Telephone: (212) 818-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-252763

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered (1)	Proposed maximum aggregate offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Units, each consisting of one share of Class A common stock, $0.0001 par value, and 1∕4 of a redeemable Warrant to acquire one share of Class A common stock (2)	5,750,000	$10.00	$57,500,000	$6,273.25
Class A common stock included as part of the Units (3)	5,750,000	—	—	—	(4)
Redeemable warrants to acquire one share of Class A common stock included as part of the Units (3)	1,437,500	—	—	—	(4)
Shares of Class A common stock underlying redeemable warrants included as part of the Units	1,437,500	$11.50	$16,531,250	$1,803.56
Total			74,031,250	$8,076.81

(1)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-252763).

(2)	Estimated solely for the purpose of calculating the registration fee.

(3)	The registrant previously registered securities having a proposed maximum aggregate offering price of $370,156,250 on a Registration Statement on Form S-1 (File No. 333-252763), which was declared effective by the Securities and Exchange Commission on March 3, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $74,031,250 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

(4)	No fee pursuant to Rule 457(g).

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of units offered by Property Solutions Acquisition Corp. II (the “Registrant”) by 5,750,000 units, 750,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s Class A common stock to cover over-allotments, if any. The contents of the Registration Statement on Form S-1, as amended (File No. 333-252763), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on March 3, 2021, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index
5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Marcum LLP

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of March, 2021.

PROPERTY SOLUTIONS ACQUISITION CORP. II

By:	/s/ Jordan Vogel
	Name:	Jordan Vogel
	Title:	Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Jordan Vogel and Aaron Feldman, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jordan Vogel	Chairman, Co-Chief Executive Officer (Principal Executive Officer) and Secretary	March 3, 2021
Jordan Vogel

/s/ Aaron Feldman	Co-Chief Executive Officer, Treasurer (Principal Financial and Accounting Officer) and Director	March 3, 2021
Aaron Feldman